                                                                      EXHIBIT 99

                                                          [ON logo appears here]

         Everett Tackett, APR                      Rudy Garcia
         Director Public Relations                 Director Investor Relations
         ON Semiconductor                          ON Semiconductor
         (602) 244-4534                            (602) 244-3437
         everett.tackett@onsemi.com                rudy.garcia@onsemi.com

      ON SEMICONDUCTOR ANNOUNCES FIRST QUARTER RESULTS AND PROVIDES SECOND
                                QUARTER GUIDANCE

            -   Total Revenues Up From Prior Quarter, Exceeds Guidance

            -   Backlog Up 12% From Prior Quarter

            -   Gross Margin Improved From 14% to 22% Sequentially

            -   EBITDA Up By $18 Million From Prior Quarter

PHOENIX, ARIZ. - APRIL 17, 2002 - - ON Semiconductor Corporation (Nasdaq: ONNN) today announced that total revenues in the first quarter of 2002 were $269 million, a sequential increase from the fourth quarter of 2001, exceeding previous guidance of sequentially flat to slightly down. The Company had a pro forma net loss, excluding restructuring charges, of $43 million, or $0.26 per share, in the first quarter of 2002, ahead of First Call's consensus loss estimate of $0.31 per share. During the first quarter of 2002, restructuring charges of $7 million were incurred primarily associated with previously announced workforce reductions in Europe. Including restructuring charges, the Company reported a net loss of $50 million, or $0.30 per share, in the first quarter of 2002. EBITDA (as defined below) was $29 million in the first quarter of 2002 as compared to $11 million in the fourth quarter of 2001.

     Gross margin improved to 22 percent in the first quarter, up from 14 percent in the prior quarter, as further cost reductions were realized and factory utilization improved to over 65 percent in the first quarter from approximately 50 percent in the fourth quarter of 2001. The Company is on track to complete actions by the end of 2002 that it currently expects to generate approximately $360 million of annualized cost savings, as compared to its cost structure as of the first quarter of 2001. As of the end of the first quarter of 2002, the Company completed actions to achieve an estimated $290 million of these savings.

     Backlog at the end of the first quarter of 2002 was $223 million, an increase of $24 million from the end of fourth quarter of 2001. "The market continues to provide us with strong indications of

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stabilization," said Steve Hanson, ON Semiconductor president and CEO. "We have capitalized on this trend with an initiative targeting the PC market that provides our customers with advanced analog ICs as well as the critical MOS power devices to complete the system-level solution. Customers such as Astec, Legend QDI and Samsung are designing our parts into some of their most advanced offerings. To demonstrate our commitment to this market, we introduced several exciting new devices. Using our MicroIntegration(TM) process, we introduced a USB compatible protection filter. Alcatel is using this part in its latest DSL modem. The success of this initiative spilled over into other markets as well. This quarter, we announced significant design wins at TCL, China's largest television manufacturer, and Hi-Tech, China's largest producer of PDAs."

    "We have become a different company over the course of the previous year and strengthened our leadership team that will chart the direction of our new company," Hanson added. "Syrus Madavi is now our executive chairman and chairman of the board. John Kurtzweil has joined us as senior vice president, CFO and treasurer and Bill Bradford recently came aboard as senior vice president of sales and marketing. Our ability to attract this high-level talent clearly reflects the great potential of our company. All of this is happening at the right time; backlog is up from the prior quarter and consumer confidence is rising. We are preparing for the increase in demand that we expect to follow."

    "Regarding our second quarter outlook, we expect revenues and margins to show sequential improvement again with the continued strength of orders, particularly in Asia, and further execution on our cost saving activities. We anticipate total revenues to be between $270-$275 million in the second quarter with gross margins increasing to 25-27 percent and operating expenses remaining flat to slightly down from the first quarter. At these revenue and expense levels for the second quarter, we expect to reduce the loss per share to $0.20-$0.24. EBITDA is expected to be in the range of $45-$50 million." EBITDA represents net income (loss) before interest expense, provision for income taxes, depreciation and amortization expense, restructuring and other charges and minority interests.

    "With improving financials and our continued focus on providing power and data management solutions, we are excited about strengthening our competitive position as the market begins to recover," Hanson said.

ABOUT ON SEMICONDUCTOR

 ON Semiconductor (Nasdaq: ONNN) offers an extensive portfolio of power and data management semiconductors and standard semiconductor components that address the design needs of today's sophisticated electronic products, appliances and automobiles. For more information visit ON Semiconductor's Web site at http://www.onsemi.com.

                                      # # #

ON Semiconductor and the ON Semiconductor logo are registered trademarks of Semiconductor Components Industries, LLC. All other brand and product names appearing in this document are registered trademarks or trademarks of their respective holders. Although the company references its Web site in this news release, such information on the Web site is not to be incorporated herein.

This news release includes "forward-looking statements" as that term is defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements other than statements of historical fact are statements that could be deemed forward-looking statements and are often characterized by the use of words such as "believes," "expects," "estimates," "projects," "may," "will," "intends," "plans," or "anticipates," or by discussions of strategy, plans or intentions. In this news release, forward-looking information relates to second quarter 2002 total revenues, gross margin, loss per share, EBITDA, cost reductions and similar matters. All forward-looking statements in this news release are made based on management's current expectations and estimates, which involve risks, uncertainties and other factors that could cause results to differ materially from those expressed in forward-looking statements. Among these factors are our recently incurred substantial operating losses and anticipated future losses, changes in overall economic conditions, the cyclical nature of the semiconductor industry, changes in demand for our products, changes in inventories at our customers and distributors, technological and product development risks, availability of manufacturing capacity, availability of raw materials, competitors' actions, loss of key customers, order cancellations or reduced bookings, changes in manufacturing yields, restructuring programs and the impact of such programs, control of costs and expenses, inability to reduce manufacturing and general and administrative costs, litigation, risks associated with acquisitions and dispositions, changes in management, risks associated with our substantial leverage and restrictive covenants in our debt agreement (including those relating to the increased cost of servicing our debt and complying with the additional restrictions imposed as a result of the August 2001 amendment to our senior credit facilities), possible future delisting of our common stock by Nasdaq, risks associated with our international operations, terrorist activities both in the United States and internationally, and risks involving environmental or other governmental regulation. Additional factors that could affect the company's future operating results are described in our Form 10-K for the year ended December 31, 2001 under the caption "Trends, Risk and Uncertainties" in the MD&A section, and other factors are described from time to time in our SEC filings. Readers are cautioned not to place undue reliance on forward-looking statements. We assume no obligation to update such information.

                                ON SEMICONDUCTOR

                 UNAUDITED CONSOLIDATED STATEMENT OF OPERATIONS
                      (in millions, except per share data)

                                                                                        THREE MONTHS ENDED
                                                                            MARCH 29,       DECEMBER 31,       MARCH 30,
                                                                              2002              2001              2001
                                                                            ---------       ------------       ---------
Total revenues                                                              $   269.1       $      266.9       $   360.5
Cost of sales                                                                   210.9              230.2           273.9
                                                                            ---------       ------------       ---------
Gross profit                                                                     58.2               36.7            86.6
                                                                            ---------       ------------       ---------
Operating expenses:
         Research and development                                                17.3               17.0            22.9
         Selling and marketing                                                   14.6               15.4            23.8
         General and administrative                                              29.2               26.6            36.8
         Amortization of goodwill and other intangibles                           3.0                5.6             5.8
         Restructuring and other charges                                          7.1               16.6            38.0
                                                                            ---------       ------------       ---------
                Total operating expenses                                         71.2               81.2           127.3
                                                                            ---------       ------------       ---------
Operating loss                                                                  (13.0)             (44.5)          (40.7)
                                                                            ---------       ------------       ---------
Other income (expenses), net:
         Interest expense                                                       (34.7)             (40.1)          (29.2)
         Equity in earnings of joint ventures                                     1.2                0.8             0.6
         Gain on sale of investment in joint venture                             --                 --               3.1
                                                                            ---------       ------------       ---------
                Other income (expenses), net                                    (33.5)             (39.3)          (25.5)
                                                                            ---------       ------------       ---------
Loss before income taxes, minority interests and
  cumulative effect of accounting change                                        (46.5)             (83.8)          (66.2)
Income tax (provision) benefit                                                   (3.7)            (368.4)           22.7
Minority interests                                                                0.2                1.3             0.5
                                                                            ---------       ------------       ---------
Net loss before cumulative effect of accounting change                          (50.0)            (450.9)          (43.0)

Cumulative effect of accounting change (net of tax)                              --                 --            (116.4)
                                                                            ---------       ------------       ---------

Net loss                                                                        (50.0)            (450.9)         (159.4)

Less: Redeemable preferred stock dividends                                       (2.1)              (1.9)           --
                                                                            ---------       ------------       ---------

Net loss available for common stock                                         $   (52.1)      $     (452.8)      $  (159.4)
                                                                            =========       ============       =========

Loss per common share:

         Basic:

                Net loss before cumulative effect of accounting change      $   (0.30)      $      (2.60)      $   (0.25)

                Cumulative effect of accounting change                           --                 --             (0.67)
                                                                            ---------       ------------       ---------
                Net loss                                                    $   (0.30)      $      (2.60)      $   (0.92)
                                                                            =========       ============       =========

         Diluted:

                Net loss before cumulative effect of accounting change      $   (0.30)      $      (2.60)      $   (0.25)

                Cumulative effect of accounting change                           --                 --             (0.67)
                                                                            ---------       ------------       ---------
                Net loss                                                    $   (0.30)      $      (2.60)      $   (0.92)
                                                                            =========       ============       =========


Weighted average common shares outstanding:

         Basic                                                                  174.8              174.3           172.8
                                                                            =========       ============       =========

         Diluted                                                                174.8              174.3           172.8
                                                                            =========       ============       =========

                                ON SEMICONDUCTOR

                           CONSOLIDATED BALANCE SHEETS

                                  (in millions)


                                                                 MARCH 29,       DECEMBER 31,
                                                                   2002              2001
                                                                 ---------       ------------
                                                                (UNAUDITED)

ASSETS

Cash and cash equivalents                                        $   147.6       $      179.8
Receivables, net                                                     152.7              142.3
Inventories, net                                                     170.2              183.7
Other current assets                                                  46.1               45.0
                                                                 ---------       ------------

    Total current assets                                             516.6              550.8

Property, plant and equipment, net                                   528.6              555.5
Investments in joint ventures                                         33.3               32.1

Goodwill and other intangibles, net                                  114.3              117.2

Other assets                                                         101.8              104.8
                                                                 ---------       ------------

     Total assets                                                $ 1,294.6       $    1,360.4
                                                                 =========       ============

LIABILITIES, MINORITY INTERESTS, REDEEMABLE PREFERRED STOCK
   AND STOCKHOLDERS' DEFICIT

Accounts payable                                                 $   111.9       $      111.5

Accrued expenses                                                     108.9              111.6

Deferred income on sales to distributors                              78.1               99.4
Current portion of long-term debt                                     12.6               12.4
                                                                 ---------       ------------
     Total current liabilities                                       311.5              334.9

Long-term debt                                                     1,372.8            1,374.5

Other long-term liabilities                                           68.3               62.7
                                                                 ---------       ------------

     Total liabilities                                             1,752.6            1,772.1
                                                                 ---------       ------------
Minority interests in consolidated subsidiaries                        3.9                4.1
                                                                 ---------       ------------

   Redeemable preferred stock                                        103.7              101.6

Common stock                                                           1.8                1.7

Additional paid-in capital                                           738.1              738.8

Accumulated other comprehensive income                               (30.4)             (32.8)
Accumulated deficit                                               (1,275.1)          (1,225.1)
                                                                 ---------       ------------

    Total stockholders' deficit                                     (565.6)            (517.4)
                                                                 ---------       ------------
    Total liabilities, minority interests and
       stockholders' deficit                                     $ 1,294.6       $    1,360.4
                                                                 =========       ============


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